AMENDED AND RESTATED BYLAWS
                                       OF
                                  BIOFARM, INC.
                              A NEVADA CORPORATION

                    AS AMENDED AND RESTATED DECEMBER 10, 2004


                                    ARTICLE I
                                     OFFICES

SECTION 1.1       REGISTERED OFFICE.

         The registered office of BioFarm, Inc. (the "Corporation") shall established and maintained at 202 South Minnesota Street, in the City of Carson, in the State of Nevada, and, unless otherwise specified by the Board of Directors of the Corporation (the "Board"), National Corporate Research, Ltd., shall be the resident agent of this Corporation in charge thereof.

SECTION 1.2       OTHER OFFICES.

         The Corporation may have other offices, either within or outside of the State of Nevada, at such place or places as the Board or any elected officer of the Corporation may determine or the business of the Corporation may require from time to time.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

SECTION 2.1       PLACE OF MEETINGS.

         All meetings of the stockholders shall be held at the Corporation's corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board may designate for that purpose from time to time.

SECTION 2.2       ANNUAL MEETINGS.

         An annual meeting of the stockholders shall be on the date, and at the time and place set by the Board, at which time the stockholders shall elect, by the greatest number of affirmative votes cast, the directors to be elected at the meeting, consider reports of the affairs of the Corporation and transact such other business as properly may be brought before the meeting.

SECTION 2.3       SPECIAL MEETINGS.

         Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Board.


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SECTION 2.4       NOTICE OF MEETINGS.

         2.4.1 Notice of each meeting of stockholders (and any supplement thereto), whether annual or special, shall be given at least 10 and not more than 60 days prior to the date thereof by the President, the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting, the purpose or purposes for which the meeting is called, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. Such notice shall be signed by the President, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a stockholder at the stockholder's address as it appears upon the records of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by the Nevada Revised Statutes.

        2.4.2 If a stockholder's meeting is adjourned to another date, time or place, notice need not be given of the date, time or place of the adjourned meeting if they are announced at the meeting at which the adjournment is taken. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record as of the new record date.

         2.4.3 It shall not be necessary to give notice to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him during the period between those two consecutive annual meetings, shall have been returned undeliverable, or (b) all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period, shall have been returned undeliverable.

SECTION 2.5       WRITTEN CONSENT BY STOCKHOLDERS.

         An action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of power is required for such an action at a meeting, then that proportion of written consents shall be required.

SECTION 2.6       QUORUM.

         2.6.1 A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business.

         2.6.2 The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.


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         2.6.3  In the absence of a quorum, a majority of the shares  present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

SECTION 2.7       VOTING RIGHTS.

         2.7.1 Every stockholder of record of the Corporation shall be entitled at each meeting of stockholders thereof to one vote for each share of stock standing in the stockholder's name on the records of the Corporation. If a quorum is present, the majority of votes cast in person or by proxy in favor of such action shall be binding upon all stockholders of the Corporation.

         2.7.2 The Board may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date to determine which stockholders shall be entitled to notice of and to vote at such meeting.

         2.7.3 If the Board does not so fix a record date, the record date shall be at the close of business on the date before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held.

SECTION 2.8       PROXIES.

         Every stockholder entitled to vote may do so in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes. Any written consent must be signed by the stockholder.

SECTION 2.9       NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS.

         2.9.1 No business may be transacted at any annual meeting of stockholders, or at any special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, if there be such an officer, the Board (or any duly authorized committee thereof) or the President, (b) otherwise properly brought before the meeting by or at the direction of the Chairman, if there be such an officer, the Board (or any duly authorized committee thereof) or the President or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

         2.9.2 In addition to any other applicable requirements, for business to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, or such stockholder must have complied with all applicable proxy rules promulgated under the Securities Exchange Act of 1934, as amended.

         2.9.3 To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the Corporation's corporate headquarters
(a) in the case of an annual meeting, not less than 45 days prior to the date on which the corporation first mailed proxy materials for the prior years annual


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meeting ; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        2.9.4 To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting, or at any special meeting, of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (f) any other information required by law.

        2.9.5 No business shall be conducted at the annual meeting, or at any special meeting, of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.9. If the chairman of any meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                   ARTICLE III
                             DIRECTORS - MANAGEMENT

SECTION 3.1       POWERS.

         Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

SECTION 3.2       NUMBER OF DIRECTORS.

        The number of directors on the Board shall be designated from time to time by a resolution of the Board and, in absence of such designation, the number shall be six (6).


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SECTION 3.3       CLASSIFICATION AND ELECTION.

         The Board shall not be classified. Each director's term of office shall begin immediately after election and shall continue until the next annual meeting of stockholders or until his successor is duly elected and qualified, whichever is later.

SECTION 3.4       VACANCIES.

        3.4.1. Any vacancies in the Board may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term of the director being replaced or until the next annual meeting if such vacancy results from either the failure of the directors or stockholders to elect a director at a meeting at which an increase in the authorized number of directors is authorized or the stockholders failure, at any time, to elect the full number of authorized directors. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

        3.4.2. The stockholders may at any time elect a director to fill any vacancy not filled by the Board and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

        3.4.3. A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

        3.4.4. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

        3.4.5. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

SECTION 3.5       REMOVAL OF DIRECTORS.

         Except as otherwise provided in the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

SECTION 3.6       RESIGNATIONS.

         Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary or the President. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective. Resignations accepted by the Board may not be revoked.


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SECTION 3.7       PLACE OF MEETINGS.

         All meetings of the Board shall be held at the Corporation's corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board may designate for that purpose from time to time.

SECTION 3.8       MEETING AFTER ANNUAL STOCKHOLDERS MEETING.

         The first meeting of the Board held after an annual stockholders meeting shall be held at such time and place within or without the State of Nevada (a) as the President may announce at the annual stockholders meeting, or
(b) at such time and place as shall be fixed pursuant to notice given under other provisions of these Bylaws. No other notice of such meeting shall be necessary.

SECTION 3.9       OTHER REGULAR MEETINGS.

        3.9.1 Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

        3.9.2 Notwithstanding the provisions of Section 3.11, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

SECTION 3.10      SPECIAL MEETINGS.

         Special meetings of the Board, for any purpose or purposes whatsoever, may be called at any time by the Chairman, if there be such an officer, the President, or any two Board members.

SECTION 3.11      NOTICE; WAIVER OF NOTICE.

         Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than three days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, facsimile transmission, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (California time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (California time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.


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SECTION 3.12      ADJOURNMENT.

         3.12.1 A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.12.2 Notice of the time and place of holding an adjourned meeting needed not be given to absent directors if the time and place is fixed at the meeting adjourned.

SECTION 3.13      QUORUM.

         A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

SECTION 3.14      ACTION BY UNANIMOUS WRITTEN CONSENT.

         Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee.

SECTION 3.15      TRANSACTIONS INVOLVING INTERESTS OF DIRECTORS.

         In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship or interest to the Board prior to a vote or action.

                                   ARTICLE IV
                                    OFFICERS

SECTION 4.1       OFFICERS.

         The officers of the Corporation shall be the Chairman of the Board ("Chairman") or a President, or both, a Chief Financial Officer, Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may be deemed necessary and


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appointed in accordance  with the provisions of this Article IV. The same person may hold any number of offices of the Corporation.

SECTION 4.2       APPOINTMENT OF OFFICERS.

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 4.3 or 4.5 of this
Article IV, shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

SECTION 4.3       SUBORDINATE OFFICERS.

         The Board may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board may determine from time to time.

SECTION 4.4       REMOVAL AND RESIGNATION OF OFFICERS.

         4.4.1 Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, of, except in the case of an officer chosen by the Board, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         4.4.2 Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect upon the giving of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         4.4.3 The fact that an employee has been appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

SECTION 4.5       VACANCIES.

         A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification or any other cause may be filled in any manner prescribed in these Bylaws for regular appointments to such office or may not be filled.

SECTION 4.6       CHAIRMAN.

         The Chairman, if such an officer be elected, shall, if present, preside at all meetings of the Board and at all meetings of the stockholders and shall exercise and perform such other powers and duties as may be, from time to time, assigned by the Board or prescribed by the Bylaws.


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SECTION 4.7       PRESIDENT.

         Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, if there be such an officer, the President shall be the general manager, and if so designated by the Board, may be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence of the Chairman, or if there be none, the President shall preside at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

SECTION 4.8       CHIEF FINANCIAL OFFICER.

         The Chief Financial Officer shall exercise direction and control over the financial affairs of the Corporation including the preparation of the Corporation's financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the President or the Board.

SECTION 4.9       VICE PRESIDENTS.

         In the case of the death or total and permanent disability of the President, the Vice Presidents, if any, in the order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Bylaws, or the President, or the Chairman if there is no President.

SECTION 4.10      SECRETARY AND ASSISTANT SECRETARIES.

         4.10.1 The Secretary shall (a) attend all sessions of the Board and all meetings of the stockholders; (b) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and (c) perform like duties for committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 78.105 of the Nevada Revised Statutes.

        4.10.2 The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Board or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary's, the Treasurer's or an Assistant Secretary's signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation


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or to actions  duly  taken by the  Board,  any  committee  of the Board,  or the stockholders.

         4.10.3 The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the President shall prescribe in the case of death or total and permanent disability of the Secretary.

SECTION 4.11      TREASURER AND ASSISTANT TREASURERS.

         4.11.1 The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be determined by the Treasurer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or permitted by the President or Chief Financial Officer, shall render to the President, the Chief Financial Officer and directors, whenever they request it, an account of all transactions and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws or permitted by the President or Chief Financial Officer.

         4.11.2 The Assistant Treasurer or Treasurers, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and perform such duties as the President or the Chief Financial Officer shall prescribe in the case of death or total and permanent disability of the Treasurer.

SECTION 4.12      TRANSACTION INVOLVING INTEREST OF AN OFFICER.

         In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with applicable law.


                                    ARTICLE V
                   CORPORATE RECORDS AND REPORTS - INSPECTION

SECTION 5.1       RECORDS.

         The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters or at other locations within or without the State of Nevada as may be designated by the Board.

SECTION 5.2       ARTICLES, BYLAWS AND STOCK LEDGER.

         The Corporation shall keep a copy of the following records at its registered office: (a) a certified copy of the Articles of Incorporation, and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are


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stockholders of the  Corporation,  showing their places of residence,  if known, and the number of shares held by them respectively.

SECTION 5.3       INSPECTION.

         The books and records of the Corporation may be inspected in accordance with Section 78.105 and 78.257 of the Nevada Revised Statutes.


                                   ARTICLE VI
                              OTHER AUTHORIZATIONS

SECTION 6.1       EXECUTION OF CONTRACTS.

        Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the Corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 6.2       DIVIDENDS OR OTHER DISTRIBUTIONS

         From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles of Incorporation, subject to any contractual restrictions to which the Corporation is then subject.


                                   ARTICLE VII
                          SHARES AND TRANSFER OF SHARES

SECTION 7.1       SHARES.

        7.1.1. The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

        7.1.2. Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or,


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alternatively,  a statement  that  certificates  specifying  such matters may be obtained from the Secretary of the Corporation.

        7.1.3. Every certificate for shares must be signed by the President or the Chief Financial Officer and the Secretary or the Treasurer, or must be authenticated by facsimiles of the signatures of the President or the Chief Financial Officer and the Secretary or the Treasurer. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

        7.1.4. Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duty elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

        7.1.5. Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

SECTION 7.2       TRANSFER ON THE BOOKS.

         Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 7.3       LOST OR DESTROYED CERTIFICATES.

         The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary's receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary's discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


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SECTION 7.4       TRANSFER AGENTS AND REGISTRARS.

         The Board, the President, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

SECTION 7.5       FIXING RECORD DATE FOR DIVIDENDS, ETC.

         The Board may fix, in advance, a date, not more than 60 or less than 10 days before the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

SECTION 7.6       RECORD OWNERSHIP.

         The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII
                        AMENDMENTS TO BYLAWS BY DIRECTORS

         Unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders.

                                   ARTICLE IX
                                 INTERPRETATION

         Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.